**COMPANY AGREEMENT OF**
**QGOG CONSTELLATION US LLC**

A Texas Limited Liability Company

This COMPANY AGREEMENT (this *"Agreement"*) of QGOG Constellation US LLC (the *"Company"*), dated as of 10/19/2016, is adopted, executed and agreed to, for good and valuable consideration, by the Member (as defined in Sec. 2.01).

**Article 1**
**Organization**

1.01. *Formation.* The Company has been organized as a Texas limited liability company by the filing of a Certificate of Formation with the Texas Secretary of State (the *"Certificate"*) under and pursuant to the Business Organizations Code (as amended from time to time, the *"BOC"*).

1.02. *Name.* The name of the Company is "QGOG Constellation US LLC" and all Company business must be conducted in that name or such other names that may be selected by the Managers (as defined in Sec. 5.01) and that comply with applicable law.

1.03. *Registered Office; Registered Agent; Offices.* The registered office and registered agent of the Company in the State of Texas shall be as specified in the Certificate or as designated by the Managers in the manner provided by applicable law. The offices of the Company shall be at such places as the Managers may designate, which need not be in the State of Texas.

1.04. *Purposes.* The purposes of the Company are as set forth in the Certificate and to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes (including obtaining financing therefor) and that is not forbidden by the law of the jurisdiction in which the Company engages in that business.

1.05. *Foreign Qualification.* Prior to the Company's conducting business in any jurisdiction other than Texas, the Managers shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

1.06. *Term.* The Company commenced on the date of filing the Certificate with the Secretary of State of Texas and shall continue in existence until its business and affairs are wound up and the Company is terminated as provided in Article 8 of this Agreement.

1.07. *No State-Law Partnership.* The Member intends that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member or

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Manager be a partner or joint venturer of any other Member or Manager, for any purposes, and this Agreement may not be construed to suggest otherwise.

## Article 2
## Members; Membership Interests

2.01. *Members.* The members of the Company ("*Members*") are the person(s) or entity(ies) ("*Person*" or "*Persons*") executing this Agreement as of the date hereof as members and each Person that is hereafter admitted to the Company as a member in accordance with this Agreement. If a Member shall have made a sale, assignment, transfer, conveyance, gift, exchange or other disposition (voluntarily, involuntarily, or by operation of law) ("*Disposition*") of all or any portion of its Membership Interest but shall have retained any rights therein, then solely with respect to the Membership Interest (or portion thereof) so disposed, all references to "*Member*" that appear in Article 4 and Sec. 8.02(b) shall be deemed to refer to the assignee of such Membership Interest (the "*Assignee*") but such Assignee shall have no other rights or privileges hereunder. The rights or interest in the Company of each Member (the "*Membership Interest*") shall be expressed as a percentage interest and shall be as set forth on *Exhibit* A.

2.02. *Creation of Additional Membership Interests.* Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, at the direction of the Managers and a Majority Interest (as defined herein), on such terms and conditions, as the Managers and such Majority Interest may determine at the time of admission. The Managers may reflect the admission of any new Members or the creation of any new class or group of Member in an amendment to this Agreement that need be executed only by the Managers.

2.03. *Information.* In addition to the other rights specifically set forth in this Agreement, each Member and each Assignee is entitled to all information to which that Member or Assignee is entitled to have access pursuant to the BOC under the circumstances and subject to the conditions therein stated.

2.04. *Liability to Third Parties.* No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

2.05. *Expulsion.* A Member may not be expelled from the Company.

## Article 3
## Capital Contributions

3.01. *Initial Contributions.* Contemporaneously with the execution of this Agreement, each Member shall make the contribution to the capital of the Company ("*Capital Contribution*") described for such Member in *Exhibit* A.

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3.02. *Subsequent Contributions*. Subject to Sec. 3.01, no Member shall be required to make any additional Capital Contributions to the Company. To the extent that a Member elects to make an additional Capital Contribution to the Company, the Managers shall revise *Exhibit* A to reflect an increase in the Membership Interest of the contributing Member that fairly and equitably reflects the value of its additional Capital Contribution in relation to the then value of all Capital Contributions made by the Members.

3.03. *Return of Contributions*. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

3.04. *Advances by Members*. If the Company does not have sufficient cash to pay its obligations, any Member may advance all or part of the needed funds to or on behalf of the Company, at such interest rate and on such other terms as such Member and the Managers may agree. An advance described in this Sec. 3.04 constitutes a loan from the Member to the Company and is not a Capital Contribution.

**Article 4**
**Distributions and Allocations**

4.01. *Distributions*. At such time as determined by the Managers, Net Cash Flow (as defined in this Sec. 4.01) for each fiscal year (or such shorter period for which the distribution is made) may be distributed to each Member in proportion to its respective Membership Interests. The term "*Net Cash Flow*" shall mean all cash funds derived by the Company (including interest received on reserves, borrowings and capital transactions), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses, taxes, debt payments, capital improvements and replacements and establish reasonable reserves for future expenses and costs as determined by the Managers.

**Article 5**
**Management**

5.01. *Management by Managers*.

(a) Subject to the provisions of Sec. 5.02, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, managers of the Company (the "*Managers*"). No Member in its capacity as a Member has the right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company. Any agreement, document, certificate or other instrument to be

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executed and delivered by or on behalf of the Company shall require the signatures of all Managers.

(b) Subject to Sec. 5.01(a), in managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through resolutions adopted at meetings and in written consents pursuant to Secs. 5.04 and 5.08; and (ii) through committees and individual Managers to which authorities and duties have been delegated pursuant to Sec. 5.05. No Manager has the right, power or authority to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company, except in accordance with the immediately preceding sentence. Decisions or actions taken by the Managers in accordance with this Agreement (including this Sec. 5.01 and Sec. 5.02) shall constitute decisions or actions by the Company and shall be binding on each Manager, Member, Officer (as defined in Sec. 5.09) and employee of the Company.

5.02. *Decisions Requiring Member Consent.* Notwithstanding any power or authority granted to the Managers under the BOC, the Certificate or this Agreement, (a) the Managers may not make any decision or take any action for which the consent of a Majority Interest or other consent of the Members is expressly required by the Certificate or this Agreement, without first such obtaining such consent, and (b) the Managers may not make any of the following decisions or actions without first obtaining the consent of a Majority Interest:

(a) issue additional Membership Interests or admit additional Members to the Company;

(b) enter into a fundamental business transaction (as such term is defined in the BOC), including a merger, interest exchange, conversion or sale of all or substantially all of the Company's assets;

(c) wind up, liquidate or terminate the Company or initiate a bankruptcy proceeding involving the Company;

(d) revoke a voluntary decision to wind up the Company or cancel the required winding up of the Company due to an event specified in Sec. 8.01; or

(e) reinstate the Company after termination.

Each Member may, with respect to any vote, consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such vote, consent or approval in its sole and absolute discretion, with or without cause, and subject to such conditions as such Member deems appropriate.

5.03. *Selection of Managers.* The number of Managers of the Company shall be the number set forth in the Certificate as the number of initial Managers, unless such number is changed by a Majority Interest. The initial Managers of the Company shall be the

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Persons named in the Certificate as the initial Managers. Managers need not be Members or residents of the State of Texas. Each Manager (whether an initial or a successor Manager) shall cease to be a Manager upon the earliest to occur of any of the following events: (a) such Manager shall engage in gross negligence or willful misconduct, or a material breach of the terms of this Agreement, in the performance of his duties as a Manager and, as a result thereof, shall be removed by a Majority Interest at a meeting of the Members called for that purpose; (b) such Manager shall resign as a Manager, by giving notice of such resignation to the Company and the Members; or (c) such Manager shall die, dissolve (unless its business is continued without the commencement of liquidation or winding up) or become insolvent (as defined in the BOC). Any vacancy in any Manager position may be filled by a Majority Interest at a meeting of the Members called for that purpose.

5.04. *Meetings of Managers*. Regular meetings of the Managers may be held on such dates and at such times as shall be determined by the Managers, with notice of the establishment of such regular meeting schedule being given to each Manager that was not present at the meeting at which it was adopted. Special meetings of the Managers may be called by any Manager by notice thereof (specifying the place and time of such meeting) that is delivered to each other Manager at least 24 hours prior to such meeting. Neither the business to be transacted at, nor the purpose of, such special meeting need be specified in the notice (or waiver of notice) thereof. Unless otherwise expressly provided in this Agreement, at any meeting of the Managers, a majority (by number) of the Managers shall constitute a quorum for the transaction of business, and an act of a majority (by number) of the Managers who are present at such a meeting at which a quorum is present shall be the act of the Managers. The provisions of this Sec. 5.04 shall be inapplicable at any time that there is only one Manager.

5.05. *Committees of Managers; Delegation of Authority to Individual Managers*. The Managers may, but shall not be required to, designate one or more committees, each of which shall be comprised of one or more of the Managers, and may designate one or more of the Managers as alternate members of any committee. Except for matters that cannot be delegated to such a committee pursuant to the BOC, any such committee, to the extent provided in the resolution establishing it, shall have and may exercise all of the authority that may be exercised by the Managers. Regular and special meetings of such committee shall be held in the manner designated by the Managers or, if not so designated, by such committee. The Managers may dissolve any committee at any time. In addition, subject to Sec. 5.01(a), the Managers may delegate to one or more Managers such authority and duties, and assign to them such titles, as the Managers may deem advisable. Any such delegation may be revoked at any time by the Managers.

5.06. *Compensation*. The Managers shall receive such compensation, if any, for their services as may be designated by a Majority Interest. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

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5.07. *Meetings of Members.* An annual meeting of the Members for the transaction of such business as may properly come before the meeting shall be held on such date and at such time as the Managers shall specify in the notice of the meeting, which shall be delivered to each Member at least 20 days prior to such meeting. Special meetings of the Members may be called by the Managers or by Members having among them at least ten percent of the Membership Interests of all Members. Any such meeting shall be held on such date and at such time as the Person calling such meeting shall specify in the notice of the meeting, which shall be delivered to each Member at least ten days prior to such meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) for such meeting may be conducted at such meeting. Unless otherwise expressly provided in this Agreement, at any meeting of the Members, Members holding among them at least a majority of all Membership Interests (a *"Majority Interest"*), represented either in person or by proxy, shall constitute a quorum for the transaction of business, and an act of a Majority Interest shall be the act of the Members.

5.08. *Provisions Applicable to All Meetings.* In connection with any meeting of the Managers, Members or any committee of the Managers, the following provisions shall apply:

(a) *Place of Meeting.* Any such meeting shall be held at the principal place of business of the Company, unless the notice of such meeting (or resolution of the Managers or committee, as applicable) specifies a different place, which need not be in the State of Texas.

(b) *Waiver of Notice Through Attendance.* Attendance of a Person at such meeting (including pursuant to Sec. 5.08(e)) shall constitute a waiver of notice of such meeting, except where such Person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) *Proxies.* A Person may vote at such meeting by a written proxy executed by that Person and delivered to another Manager, Member or member of the committee, as applicable. A proxy shall be revocable unless it is stated to be irrevocable.

(d) *Action by Written Consent.* Any action required or permitted to be taken at such a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Managers, Members or members of a committee of Managers, as applicable, having not fewer than the minimum percentage of Membership Interests or votes that would be necessary to take the action at a meeting at which all Members, Managers or members of the committee, as applicable, entitled to vote on the action were present and voted.

(e) *Meetings by Telephone.* Managers, Members or members of a committee of Managers, as applicable, may participate in and hold such meeting by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other.

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5.09. *Officers.* The Managers may, but shall not be required to, designate one or more Persons to be officers of the Company ("*Officers*"), and any Officers so designated shall have such title, authorities, duties and salaries as the Managers may delegate to them. Any Officer may be removed as such, either with or without cause, by the Managers.

5.10. *Limitations on Duties and Liabilities of Managers.* A Manager shall be liable to the Company and/or the Members for acts or omissions in the management of the Company only in the case of gross negligence, willful misconduct or a material breach of this Agreement by such Manager; **BUT A MANAGER SHALL NOT BE LIABLE TO THE COMPANY OR ANY MEMBER FOR ANY OTHER ACTS OR OMISSIONS, INCLUDING THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OR RESPONSIBILITY (SHORT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR A MATERIAL BREACH OF THIS AGREEMENT) BY SUCH MANAGER.** Except for such duties as may be expressly set forth in this Agreement, a Manager shall not be subject to any duties (including fiduciary duties) in the management of the Company.

5.11. *Conflicts of Interest.* Subject to the other express provisions of this Agreement, each Member, Manager, Officer or any affiliate thereof may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or Officer the right to participate therein. The Company may transact business with any Member, Manager, Officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

5.12. *Indemnification.* The Company shall indemnify, defend, protect and hold harmless each Manager from and against all actions, suits or proceedings, and all other claims, demands, losses, damages, liabilities, judgments, awards, penalties, fines, settlements, costs and expenses (including court costs and reasonable attorneys' fees), arising out of the management of the Company or such Manager's service or status as a Manager. **THIS INDEMNITY SHALL APPLY TO MATTERS THAT ARISE OUT OF THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY BY SUCH MANAGER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL NOT APPLY TO MATTERS ARISING OUT OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR A MATERIAL BREACH OF THIS AGREEMENT BY SUCH MANAGER.** The Company, by adoption of a resolution of the Managers, may indemnify an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify Managers under the proceeding sentence. The Company may purchase and maintain insurance to protect itself and any Manager, Officer, employee or agent of the Company.

**Article 6**
**Taxes**

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6.01. *Tax Status.* Each Member hereby consents to the election of the Company to be classified as a corporation for United States federal and all relevant state tax purposes effective as of the date of formation of the Company, and each Manager is hereby authorized to file Internal Revenue Service Form 8832 to make such election on behalf of the Company. Without the approval of a Majority Interest, neither the Company nor any Member shall take any action or make any election which is inconsistent with such tax treatment. For United States federal and state tax purposes, each Member shall be deemed to be a shareholder of the Company in proportion to its respective Membership Interest.

6.02. *Tax Elections.* The Company shall make the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company's fiscal year;

(b) if permitted under applicable law, to adopt the cash method of accounting and to keep the Company's books and records on the income-tax method;

(c) to elect to deduct the maximum amount of organizational expenditures and start-up expenditures in the applicable fiscal year of the Company and to amortize the balance of the organizational expenditures and start-up expenditures of the Company ratably over a period of 180 months as permitted by Sec. 248 and Sec. 195, respectively, of the Internal Revenue Code of 1986, as amended; and

(d) subject to Sec. 6.01, any other election the Managers may deem appropriate and in the best interests of the Company and the Members.

## Article 7
## Books, Records and Bank Accounts

7.01. *Books and Records.* The Managers shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Managers, Members and each committee of the Managers. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices, and all books and records shall be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

7.02. *Reports.* Within 120 days after the end of each taxable year, the Managers shall cause to be sent to each Member at the end of the taxable year a complete accounting of the financial affairs of the Company for the taxable year then ended.

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7.03. *Accounts.* The Managers shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Manager or Member.

## Article 8
## Winding Up and Termination

8.01. *Events Requiring Winding Up.*

(a) Subject to Sec. 8.01(b), the Company shall be wound up on the first to occur of the following events:

(i) the expiration of the period, if any, fixed for the duration of the Company in the Certificate;

(ii) the consent of a Majority Interest;

(iii) entry of a decree of judicial dissolution of the Company under Article 11.314 of the BOC;

(iv) the occurrence of a nonwaivable event under the terms of the BOC which requires the Company to be terminated; and

(v) the occurrence of an event described in Sec. 11.056 of the BOC and the failure of the legal representative or the successor of the Member to take the actions required by Sec. 11.056 of the BOC within the time specified therein.

No other event (including an event described in the BOC) will cause the Company to be wound up.

(b) If an event described in subparagraph (i) of Sec. 8.01(a) shall occur and there shall be at least one other Member remaining, the Company shall not be wound up, and the business of the Company shall be continued, if all of the Members so agree within thirty days of the occurrence of such event. If such election is made following the occurrence of an event described in subparagraph (i) of Sec. 8.01(a), the Managers shall promptly cancel or revoke the event requiring the winding up in the manner specified in BOC Chapter 11.

8.02. *Winding Up and Termination.*

(a) On the occurrence of an event described in Sec. 8.01(a), unless an election is made to continue the business of the Company pursuant to Sec. 8.01(b), the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company as provided in the BOC. Until final distribution,

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the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The costs of winding up shall be borne as a Company expense.

(b) Any assets of the Company remaining at the conclusion of the winding-up process shall be distributed among the Members in accordance with their respective Membership Interests. All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination. The distribution of cash and/or property to a Member in accordance with the provisions of this Sec. 8.02(b) constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property.

(c) On completion of such final distribution, the Managers shall file a Certificate of Termination with the Secretary of State of Texas, cancel any other filings made pursuant to Sec. 1.05, and take such other actions as may be necessary to terminate the existence of the Company.

## Article 9
## General Provisions

9.01. *Offset.* Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

9.02. *Notices.* All notices, requests or consents under this Agreement shall be (a) in writing, (b) delivered to the recipient in person, by courier or mail or by facsimile, e-mail or similar transmission, (c) if to a Member, delivered to such Member at the applicable address on *Exhibit* A or such other address as that Member may specify by notice to the other Members, (d) if to the Managers or the Company, delivered to the Managers at the following address: Torre BICSA Financial Center, Avenida Balboa y Calle Aquilino de la Guardia, Piso 44, oficina 4403, Corregimiento de Bella Vista Panama, Panama and (e) effective only upon actual receipt by such Person. Whenever any notice is required to be given by applicable law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.03. *Entire Agreement; Supersedure.* This Agreement constitutes the entire agreement of the Members relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written.

9.04. *Effect of Waiver or Consent.* A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.

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9.05. *Amendments of Certificate and Agreement.* The Certificate and the Agreement may be amended or restated only with the approval of the Managers and all of the Members; provided, however, that amendments of the type described in Sec. 2.02 may be adopted as therein provided.

9.06. *Binding Effect.* This Agreement shall be binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

9.07. *Governing Law; Severability.* **THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ITS CONFLICT-OF-LAWS RULES).** If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by applicable law.

9.08. *Construction.* Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) the word "including" means "including, without limitation"; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; and (d) references to Exhibits are to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes.

9.09. *Further Assurances.* In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

9.10. *Counterparts.* This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

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IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first set forth above.

Constellation Services Ltd.

By: ______________________
Name: JOSE MAURICIO DE FARIA
Title: DIRECTOR

By: ______________________
Name: FABIOLA GOULART
Title: DIRECTOR

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**EXHIBIT A**
**Initial Members; Capital Contributions; Membership Interests**

| Names and Addresses of Members | Capital Contribution | Membership Interests |
|---|---|---|
| Constellation Services Ltd.<br>Torre BICSA Financial Center<br>Avenida Balboa y Calle Aquilino de la Guardia<br>Piso 44, Oficina 4403<br>Corregimiento de Bella Vista<br>Panama, Panama | US$100.00 | 100.00% |

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